                           EXHIBIT 2
                           ---------

                       EXCHANGE AGREEMENT
                       ------------------

          THIS EXCHANGE AGREEMENT (the "Agreement") is entered into by and between AMERCO, a Nevada corporation (the "Company"), and Edward J. Shoen ("the Shareholder").

                            RECITALS
                            --------
          WHEREAS, the Shareholder is the record owner of an aggregate of 3,483,681 shares (the "Existing Shares") of the Company's common stock, par value $0.25 per share; and

          WHEREAS, the Company has authorized the issuance of Series A Common Stock, $0.25 par value (the "Series A Stock"), of the Company and has filed a certificate of designation, preference, and rights with the Nevada Secretary of State setting forth the preferences and relative participating, optional, or other special rights of the Series A Stock and the qualifications, limitations, or restrictions thereof to the extent not theretofore set forth in the Company's Articles of Incorporation, as amended; and

          WHEREAS, the Company has determined that it is in its best interests that the Existing Stock be exchanged, on a one for one basis, for shares of Series A Stock.

          NOW THEREFORE, for and in consideration of the respective agreements, representations, and warranties contained herein, the parties hereto agree as follows.

                            ARTICLE I
                        EXCHANGE OF STOCK

          1.1  Exchange.  Subject to the terms and conditions set
               --------
forth herein, the Shareholder hereby sells, transfers, conveys, assigns, and delivers all of his respective shares of Existing Stock in exchange for shares of Series A Stock on a one share for one share basis.

                           ARTICLE II
          REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

          The Shareholder hereby represents, warrants, and agrees as follows:

          2.1  Authority of Shareholder.  Pursuant to the Consent
               ------------------------
to Disposition of Common Stock of the Company, dated August __, 1994, the Shareholder has full power and legal right to transfer the Existing Stock to the Company in exchange for Series A Stock as provided in Section 1.1 hereof and such transfer and exchange will vest title to the Existing Stock in the Company free and clear of any lien, pledge, charge, security interest, adverse claim, or other encumbrance of any nature whatsoever.

          2.2  No Breach or Violation.  The execution and delivery
               ----------------------
by the Shareholder of this Agreement and of any other instrument contemplated hereby to which the Company or the Shareholder will be a party, and the consummation and performance of the transactions contemplated hereby and thereby, have not resulted in, and will not result in, and do not constitute a conflict with, a breach or violation of, or a default or an event that, with notice or lapse of time or both, would be a default, breach, or violation of, or an event that would permit any party to terminate or to accelerate the maturity of or any payment pursuant to (i) any term or provision of any lease, bond, promissory note, conditional sales contract, commitment, indenture, mortgage, deed of trust, or other agreement, instrument, indebtedness, or obligation to which the Shareholder is a party or by which he or any of his assets or properties is, or may be, bound, (ii) any license, franchise, permit, or other authorization, governmental or otherwise, held by the Shareholder, and (iii) any law, judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or other agency or body, governmental or otherwise.

          2.3  Consents.  The execution and delivery of this
               --------
Agreement and the consummation and performance of the transactions contemplated hereby do not require the approval, consent, or authorization of, or any filing with or notice to, any federal, state, local, or other agency or body, governmental or otherwise, or any other third party.

          2.4  Investment.  The Shareholder is acquiring the Series
               ---------
A stock for his own account for investment purposes and not with a view toward the public distribution thereof within the meaning of the Securities Act of 1933, as amended.

          2.5  First Right of Refusal.  The Shareholder
               ----------------------
acknowledges and agrees that the Series A Stock will be subject to the first right of refusal contained in Article VII, Section 2 of the Company's By-Laws.

                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company hereby represents, warrants, and agrees as follows:

          3.1  Organization and Existence.  The Company is a
               --------------------------
corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, and has all requisite

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corporate power to enter into and perform this Agreement and the transactions contemplated hereby in the manner provided herein.

          3.2  Authority of the Company.  The execution, delivery,
               ------------------------
and performance by the Company of this Agreement has been duly authorized by the Board of Directors of the Company ,and no further corporate action is necessary on the part of the Company to make this Agreement the legal, valid, and binding obligation of Purchaser enforceable against it in accordance with its terms.

                           ARTICLE IV
                          MISCELLANEOUS

          4.1  By-Law Compliance.  The Company hereby waives
               -----------------
compliance by the Shareholder with Article VII, Section 2 of the Company's By-Laws to the extent such provision relates to the exchange of Series A Stock for Existing Stock contemplated hereby.

          4.2  Application of Nevada Revised Statutes Sections
               -----------------------------------------------
78.378 to 78.3793, Inclusive.  As provided by the Company's By-
- ----------------------------
Laws, the provisions of Sections 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes shall not apply to the exchange of Series A Stock for Existing Stock contemplated hereby.

          4.3  Application of Nevada Revised Statutes Sections
               -----------------------------------------------
78.411 to 78.444, Inclusive.  As provided in a resolution
- ---------------------------
heretofore duly adopted by the Company's Board of Directors, the provisions of Sections 78.411 to 78.444, inclusive, shall not apply to the exchange of Series A Stock for Existing Stock contemplated hereby and pursuant to such resolution and Nevada Revised Statutes 78.439.1, the transaction contemplated hereby has been approved by the Company's Board of Directors.

          4.4  Legends.  The Series A Stock will bear the following
               -------
legends:

          "The Corporation will furnish to any
          stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights, so far as the same shall have been fixed, and of the authority of the Board of Directors to designate and fix any preferences, rights, and limitations of any wholly unissued series.
          Any such request should be addressed to the Secretary of the Corporation at 1325 Airmotive
          Way, Suite 100, Reno, Nevada  89502-3239."

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          "The shares of stock represented by this
          certificate have been issued based upon a representation that they have been acquired for investment and not with a view to the public distribution thereof within the meaning of the Securities Act of 1933, as amended. No sale or transfer of the shares represented hereby may be made unless, in the opinion of counsel satisfactory to the issuer, the contemplated transaction will not result in a violation of said Act or of any state securities law, rules, or regulation."

          "The transfer of the shares represented by this certificate is subject to a right of first refusal by the Corporation as provided in its By-Laws, and no transfer of this certificate or the shares represented hereby shall be valid or effective unless and until such provision of the By-Laws shall have been met. A copy of the By-Laws of the Corporation is available for inspection at the principal office of the Corporation."

          4.5  Survival of Representations and Warranties.
               ------------------------------------------
Regardless of any investigation at any time made by or on behalf of any party hereto, or of any information any party may have in respect thereof, all covenants, agreements, representations, and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the execution and delivery of this Agreement.

          4.6  Assignment.  This Agreement may not be assigned by
               ----------
any party hereto without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement is binding upon the successors and assigns of the parties hereto.

          4.7  Section and Paragraph Headings.  The Article and
               ------------------------------
Section headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          4.8  Changes, Waivers, etc.  Neither this Agreement nor
               ---------------------
any provision hereof may be changed, waived, discharged, or terminated orally, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge, or termination is sought.

          4.9  Entire Agreement.  This Agreement and the
               ----------------
certificates and documents referred to herein constitute the entire agreement of the parties hereto, and supersede all prior understandings with respect to the subject matter hereof.

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          4.10 Counterparts.  This Agreement may be executed in one
               ------------
or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

          4.11 Governing Law.  This Agreement shall be construed in
               -------------
accordance with, and governed by, the laws of the State of Nevada.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the 24th day of August, 1994.

                              COMPANY:
                              -------

                              AMERCO, a Nevada corporation


                              By: /s/ Edward J. Shoen
                                  -------------------
                              Its: President



                              SHAREHOLDER:
                              -----------

                              /s/ Edward J. Shoen
                              -------------------
                              Edward J. Shoen